UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2013

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 13, 2013, Perceptron, Inc. (the “Company”) issued a press release announcing the Company’s financial and operating results for the fiscal 2014 first quarter ended September 30, 2013. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On November 12, 2013, Harry T. Rittenour notified the Board of Directors of the Company that he had resigned effective immediately from the Board of Directors.

On November 12, 2013, Jeffrey M. Armstrong, the Company’s President and Chief Executive Officer, was appointed to the Company’s Board of Directors by the existing members of the Board.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”) of the Company was held on November 12, 2013 at the Company’s headquarters in Plymouth, Michigan. Of the 8,837,608 shares of the Company’s common stock issued, outstanding and entitled to vote at the 2013 Annual Meeting, a total of 7,713,411 shares (or approximately 87.28%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2013 Annual Meeting.

1.	Election of seven nominees to the Company’s Board of Directors for a one-year term expiring at the 2014 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
David J. Beattie	4,432,154	1,590,446	1,593,150
Kenneth R. Dabrowski	4,454,931	1,567,669	1,593,150
Philip J. DeCocco	4,438,891	1,583,709	1,593,150
W. Richard Marz	4,454,931	1,567,669	1,593,150
Robert S. Oswald	4,443,440	1,579,160	1,593,150
Harry T. Rittenour	4,455,513	1,567,087	1,593,150
Terryll R. Smith	4,449,932	1,572,668	1,593,150

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.	Approval of the Amendment to the Perceptron, Inc. 2004 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
5,762,033	258,366	2,201	1,593,150

As a result, the amendment to the Perceptron, Inc. 2004 Stock Incentive Plan was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

3.	Approval of the Amendment to the Perceptron, Inc. Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
5,915,726	103,401	3,472	1,593,151

As a result, the amendment to the Perceptron, Inc. Employee Stock Purchase Plan was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

4.	Approval of an Advisory Vote on Executive Compensation (“Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
5,945,149	64,138	13,312	1,593,151

As a result, the non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the shareholders on an advisory basis, as recommended by the Board of Directors.

5.	Approval of an Advisory Vote on the Frequency of the Approval of Executive Compensation:

Every Year	Every 2 Years	Every 3 Years	Abstain	Broker Non-Votes
5,209,853	473,716	333,779	5,251	1,593,151

After taking into consideration the vote of the Company’s shareholders, including the Board of Director’s recommendation to the Company’s shareholders for an advisory vote every year, the Board of Directors has determined that an advisory vote on the compensation of the Company’s named executive officers that occurs every year is the most appropriate alternative for the Company until the next vote on the frequency of such advisory vote is conducted, which will be no later than the 2019 annual shareholders meeting, or until the Board of Directors determines that a different frequency for such advisory vote would be in the best interest of the Company’s shareholders.

6.	Ratification of Selection of BDO USA, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2014:

For	Against	Abstain
7,700,071	2,159	11,181

As a result, the selection of BDO USA, LLP was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 13, 2013 announcing the Company’s financial and operating results for the fiscal 2014 first quarter ended September 30, 2013.

SIGNATURES

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: November 14, 2013	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel
and Secretary

EXHIBIT INDEX

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Exhibit No.	Description
99.1	Press Release dated November 13, 2013 announcing the Company’s financial and operating results for the fiscal 2014 first quarter ended September 30, 2013.